                                   EXHIBIT 11


                             CAM DATA SYSTEMS, INC.

                   COMPUTATION OF NET (LOSS) INCOME PER SHARE

                                   (UNAUDITED)


PRIMARY NET (LOSS) INCOME PER SHARE

                                                    THREE MONTHS ENDED
                                                    ------------------
                                                MARCH 31           MARCH 31
                                                  1997               1996
                                              -----------        -----------
Net (loss) income applicable to common
and common equivalent shares                  $   (48,100)       $   166,300
                                              -----------        -----------
Average number of common shares
outstanding during the period                   1,993,700          1,941,000
Net shares assumed issued using
treasury stock method for stock options
outstanding during the period                        --              191,800
                                              -----------        -----------
Common and common equivalent
shares                                          1,993,700          2,132,800
                                              -----------        -----------
Net (loss) income per share                   $      (.02)       $       .08
                                              -----------        -----------

FULLY DILUTED NET (LOSS) INCOME PER SHARE

                                                     THREE MONTHS ENDED
                                                     ------------------
                                                MARCH 31           MARCH 31
                                                  1997               1996
                                              -----------        -----------
Net (loss) income applicable to
common and common equivalent
shares                                        $   (48,100)       $   166,300
                                              -----------        -----------
Average number of common shares
outstanding during the period                   1,993,700          1,941,000
Net shares assumed issued using
treasury stock method for stock options
outstanding during the period                        --              218,200
                                              -----------        -----------
Common and common equivalent
shares                                          1,993,700          2,159,200
                                              -----------        -----------
Net (loss) income per share                   $      (.02)       $       .08
                                              -----------        -----------










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                                       12

                                   EXHIBIT 11


                             CAM DATA SYSTEMS, INC.

                       COMPUTATION OF NET INCOME PER SHARE

                                   (UNAUDITED)


PRIMARY NET INCOME PER SHARE

                                                   SIX MONTHS ENDED
                                                   ----------------
                                               MARCH 31         MARCH 31
                                                 1997             1996
                                              ----------       ----------
Net income applicable to common and
common equivalent shares                      $  139,000       $  327,800
                                              ----------       ----------
Average number of common shares
outstanding during the period                  1,986,000        1,941,000
Net shares assumed issued using
treasury stock method for stock options
outstanding during the period                    165,500          173,500
                                              ----------       ----------
Common and common equivalent
shares                                         2,151,500        2,114,500
                                              ----------       ----------
Net income per share                          $      .06       $      .16
                                              ----------       ----------



FULLY DILUTED NET INCOME PER SHARE

                                                  SIX MONTHS ENDED
                                                  ----------------
                                               MARCH 31         MARCH 31
                                                1997              1996
                                                ----              ----
Net income applicable to
common and common equivalent
shares                                        $  139,000       $  327,800
                                              ----------       ----------
Average number of common shares
outstanding during the period                  1,986,000        1,941,000
Net shares assumed issued using
treasury stock method for stock options
outstanding during the period                    207,800          218,200
                                              ----------       ----------
Common and common equivalent
shares                                         2,193,800        2,159,200
                                              ----------       ----------
Net income per share                          $      .06       $      .15
                                              ----------       ----------







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